EXHIBIT 99

This Current Report on Form 8-K includes supplemental unaudited historical business segment net sales and operating income information that reflects a product line transfer between divisions within different business segments (provided on an annual and quarterly basis for the years ended December 31, 2013, 2012 and 2011). The Company did not operate under the realigned business segment structure for any of these prior periods and will begin to report comparative results under the new structure effective with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

Effective in the first quarter of 2014, 3M transferred a product line between divisions within different business segments and made other changes within business segments in its continuing effort to improve the alignment of its businesses around markets and customers.

The product move between business segments was as follows:

•                  The movement of the Fire Protection product line from the Building and Commercial Services Division (Safety and Graphics business segment) to the Industrial Adhesives and Tapes Division (Industrial business segment). This product move resulted in an increase in net sales for total year 2013 of $73 million in the Industrial business segment offset by a corresponding decrease in the Safety and Graphics business segment.

In addition, other changes within business segments were as follows:

•                  The combination of certain existing divisions/departments into new divisions. Within the Electronics and Energy business segment, the new divisions include the Electrical Markets Division (which now includes the former Infrastructure Protection Division), and the Electronic Solutions Division (which now includes the former 3M Touch Systems, Inc.). Within the Safety and Graphics business segment, the new Commercial Solutions Division was created from the combination of the former Architectural Markets Department, the former Building and Commercial Services Division and the former Commercial Graphics Division.  None of these combinations crossed business segments.

•                  The renaming of the former Aerospace and Aircraft Maintenance Division within the Industrial business segment to the Aerospace and Commercial Transportation Division.

•                  The movement of certain product lines between various divisions within the same business segment.

The financial information presented herein reflects the impact of the preceding product move between business segments for all periods presented. The impact of this change on previously reported 2013 business segment net sales and operating income is summarized as follows:

	NET SALES			OPERATING INCOME
Year ended Dec. 31, 2013	Previously			Previously
(Dollars in millions)	Reported	Revised	Change	Reported	Revised	Change
Industrial	$10,584	$10,657	$73	$2,296	$2,307	$11
Safety and Graphics	5,657	5,584	(73)	1,239	1,227	(12)
Electronics and Energy	5,393	5,393	—	954	954	—
Health Care	5,334	5,334	—	1,672	1,672	—
Consumer	4,435	4,435	—	945	945	—
Corporate and Unallocated	8	8	—	(322)	(321)	1
Elimination of Dual Credit	(540)	(540)	—	(118)	(118)	—
Total Company	$30,871	$30,871	$—	$6,666	$6,666	$—

3M’s businesses are organized, managed and internally grouped into segments based on differences in products, technologies and services. 3M continues to manage its operations in five operating business segments: Industrial; Safety and Graphics; Electronics and Energy; Health Care; and Consumer. 3M’s five operating business segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources. These segments have worldwide responsibility for virtually all 3M product lines. 3M is not dependent on any single product or market. Transactions among reportable segments are recorded at cost. 3M is an integrated enterprise characterized by substantial intersegment cooperation, cost allocations and inventory transfers. Therefore, management does not represent that these segments, if operated independently, would report the financial information shown.

Corporate and Unallocated operating income includes a variety of miscellaneous items, such as corporate investment gains and losses, certain derivative gains and losses, certain insurance-related gains and losses, certain litigation and environmental expenses, corporate restructuring program charges and certain under- or over-absorbed costs (e.g. pension, stock-based compensation) that the Company may choose not to allocate directly to its business segments. Because this category includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

3M business segment reporting measures include dual credit to business segments for certain U.S. sales and related operating income. Management evaluates each of its five operating business segments based on net sales and operating income performance, including dual credit U.S. reporting to further incentivize U.S. sales growth. As a result, 3M provides additional (“dual”) credit to those business segments selling products in the U.S. to an external customer when that segment is not the primary seller of the product. For example, certain respirators are primarily sold by the Personal Safety Division within the Safety and Graphics business segment; however, the Industrial business segment also sells this product to certain customers in its U.S. markets. In this example, the non-primary selling segment (Industrial) would also receive credit for the associated net sales it initiated and the related approximate operating income. The assigned operating income related to dual credit activity may differ from operating income that would result from actual costs associated with such sales. The offset to the dual credit business segment reporting is reflected as a reconciling item entitled “Elimination of Dual Credit,” such that sales and operating income for the U.S. in total are unchanged.

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2014

Net Sales

NET SALES	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial
2013	$2,693	$2,683	$2,692	$2,589	$10,657
2012	2,574	2,515	2,479	2,440	10,008
2011	2,360	2,530	2,462	2,336	9,688

Safety and Graphics
2013	$1,399	$1,434	$1,429	$1,322	$5,584
2012	1,371	1,404	1,341	1,290	5,406
2011	1,316	1,429	1,369	1,284	5,398

Electronics and Energy
2013	$1,277	$1,340	$1,449	$1,327	$5,393
2012	1,320	1,384	1,414	1,340	5,458
2011	1,470	1,511	1,461	1,290	5,732

Health Care
2013	$1,311	$1,336	$1,328	$1,359	$5,334
2012	1,275	1,277	1,259	1,327	5,138
2011	1,250	1,264	1,241	1,256	5,011

Consumer
2013	$1,081	$1,098	$1,153	$1,103	$4,435
2012	1,060	1,083	1,129	1,114	4,386
2011	1,018	1,062	1,116	1,034	4,230

Corporate and Unallocated
2013	$2	$1	$3	$2	$8
2012	2	2	—	—	4
2011	4	3	1	2	10

Elimination of Dual Credit
2013	$(129)	$(140)	$(138)	$(133)	$(540)
2012	(116)	(131)	(125)	(124)	(496)
2011	(107)	(119)	(119)	(113)	(458)

Total Company
2013	$7,634	$7,752	$7,916	$7,569	$30,871
2012	7,486	7,534	7,497	7,387	29,904
2011	7,311	7,680	7,531	7,089	29,611

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2014

Operating Income

OPERATING INCOME	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial
2013	$579	$603	$571	$554	$2,307
2012	593	594	570	487	2,244
2011	498	523	498	469	1,988

Safety and Graphics
2013	$332	$328	$313	$254	$1,227
2012	332	366	293	219	1,210
2011	310	353	316	253	1,232

Electronics and Energy
2013	$196	$237	$300	$221	$954
2012	234	282	291	219	1,026
2011	313	326	271	230	1,140

Health Care
2013	$404	$417	$426	$425	$1,672
2012	401	412	399	429	1,641
2011	367	364	366	387	1,484

Consumer
2013	$237	$235	$247	$226	$945
2012	237	227	246	233	943
2011	219	207	247	182	855

Corporate and Unallocated
2013	$(74)	$(87)	$(88)	$(72)	$(321)
2012	(138)	(124)	(93)	(117)	(472)
2011	(105)	(92)	(91)	(132)	(420)

Elimination of Dual Credit
2013	$(28)	$(31)	$(30)	$(29)	$(118)
2012	(25)	(29)	(28)	(27)	(109)
2011	(24)	(26)	(26)	(25)	(101)

Total Company
2013	$1,646	$1,702	$1,739	$1,579	$6,666
2012	1,634	1,728	1,678	1,443	6,483
2011	1,578	1,655	1,581	1,364	6,178